SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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ACHERON, INC.
(Name of Registrant as Specified in its Charter)

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ACHERON, INC.
5F, No.166, Sinhu 2nd Road
Neihu District, Taipei City
Taiwan

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

Dear Shareholders:

We are writing to advise you of certain events which have occurred with respect to Acheron, Inc. (“Acheron”, “we”, “us”, or “our”), a Nevada corporation.

On February 13, 2008, Acheron entered into and completed the transactions contemplated under a Securities Exchange Agreement (the “Exchange Agreement”) with the shareholder (the “Shareholder”) of Shing Mei Enterprises Ltd., a corporation organized under the laws of Samoa (“Shing Mei”), pursuant to which Acheron purchased from the Shareholder all issued and outstanding shares of Shing Mei’s common stock in consideration for the issuance of 15,000,000 shares of Acheron common stock (the "Share Exchange").

The Share Exchange resulted in a change in control of Acheron with the Shareholder owning 15,000,000 shares of Acheron common stock out of a total of 21,984,215 issued and outstanding shares after giving effect to the Share Exchange, or approximately 68%.  Also, the Shareholder was elected a director of Acheron (as well as certain of Shareholder’s nominees, subject to Acheron’s disclosure obligations under the Securities Exchange Act of 1934, as amended) and appointed as its executive officer.  As a result of the Exchange Agreement, (i) Shing Mei became a wholly-owned subsidiary of Acheron and (ii) Acheron succeeded to the business of Shing Mei as its sole business.  Acheron intends to change its name to SJ Group, Inc.

In addition, Acheron issued into escrow for the benefit of one of Shing Mei’s executive officers, 1,000,000 shares that will be released to that individual upon Acheron meeting certain earnings and other milestones.

Also, under the Exchange Agreement, Acheron issued 3,698,937 shares of its common stock and five year warrants to purchase 2,250,000 shares at $1.00 per share to a number of accredited investors who previously had provided bridge financing to Shing Mei. These issuances were made in exchange for promissory notes evidencing debt obligations by Shing Mei and warrants to purchase Shing Mei shares. The number of shares issued to the bridge investors does not include 868,563 shares that are expected to be issued in the near term to one of the bridge investors in payment of the unconverted portion of that investor’s promissory note.

On March 5, 2008, the Board of Directors of Acheron adopted a resolution to increase the number of shares of common stock Acheron is authorized to issue from 40,000,000 to 100,000,000. The resolution was ratified on ________, 2008 by Acheron’s largest shareholder who holds 15,000,000 shares of common stock, representing approximately 68% of the issued and outstanding voting securities.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders of the action described above in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being mailed to you on or about March ___, 2008.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.PLEASE NOTE THAT THE COMPANY'S CONTROLLING SHAREHOLDERS VOTED TO CHANGE THE NAME OF THE COMPANY TO APPROVE THE INCREASE IN AUTHORIZED COMMON STOCK TO 100,000,000 SHARES OF COMMON STOCK. THE NUMBER OF VOTES HELD BY THE CONTROLLING SHAREHOLDER WAS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR THESE ACTIONS AND NO ADDITIONAL VOTES ARE NEEDED TO APPROVE THESE TRANSACTIONS.

By order of the Board of Directors,

March ___, 2008

ACHERON, INC.
5F, No.166, Sinhu 2nd Road
Neihu District, Taipei City
Taiwan

INFORMATION STATEMENT REGARDING
ACTION TAKEN BY WRITTEN CONSENT OF
MAJORITY OF SHAREHOLDERS

We are furnishing this Information Statement to you to provide you with information and a description of actions taken by written consent of our majority shareholders, in accordance with the relevant Sections of the Nevada Revised Statutes as set forth in this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about March ___, 2008 to shareholders of record as of_____, 2008. The Information Statement is being delivered only to inform you of the corporate action described herein in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

GENERAL

We are writing to advise you of certain events which have occurred with respect to Acheron, Inc. (“Acheron” “we”, “us”, “our” or the “Company”), a Nevada corporation.

NOTICE IS HEREBY GIVEN of the following:

•
the ratification of the increase of the filing of the certificate of amendment to its certificate of incorporation increasing its authorized shares of common stock from 40,000,000 to 100,000,000 pursuant to the written consent of shareholders holding a majority of the shares of common stock of the Company in lieu of a special meeting dated March ___, 2008 which action will be taken 20 days after this information statement is mailed to its shareholders;

•
the Company intends to change control of the Board of Directors by electing a number of directors without obtaining the consent of the Company’s shareholders as permitted by Nevada law which action will be completed ten days after this information statement is mailed to the Company’s shareholders.

PURPOSE OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current shareholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The increase in the number of authorized but unissued shares of Common Stock will enable the Company, without further shareholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes. The Company is exploring various opportunities in connection with acquisition and financing transactions, but has no current intentions or understandings to issue any additional shares of capital stock for such purposes or any other purposes.

As of the Record Date, a total of __________ shares of the Company’s currently authorized 40,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further shareholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its certificate of incorporation by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

PROCEDURE FOR APPROVAL OF ACTION; VOTE REQUIRED

Nevada law provides that any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of such number of shares as would be required to take such action at a meeting of shareholders if all the shareholders were present and voted.

On ___, 2008, the record date for determination of the shareholders entitled to receive this Information Statement, there were 21,984,215 shares of common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. The affirmative vote of at least a majority of the outstanding shares of our capital stock was required to approve an increase in number of shares of common stock the Company is authorized to issue.

Our Board, by its unanimous written consent, adopted resolutions approving an increase in authorized shares of common stock and the filing of the Certificate of Amendment to the Articles of Incorporation with respect thereto with the Secretary of State of Nevada on March ___, 2008. By written consent, dated March ___, 2008, the Company’s largest shareholder voted her 15,000,000 shares, or approximately 68% of the issued and outstanding shares of our common stock at the time, to ratify the increase in authorized shares of common stock and the filing of the Certificate of Amendment to Certificate of Incorporation with the Nevada Secretary of State.

EFFECTIVE DATE OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The increase in the authorized number of common shares as detailed in the Certificate of Amendment of Certificate of Incorporation attached hereto as Exhibit A will become effective twenty days after this Information Statement is first mailed to our shareholders.

The new director will take his seat on the Company’s board ten days after this Information Statement is first mailed to our shareholders. At the same time, one of the existing directors will resign his position on the Board.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers, directors and director nominees. Officers are elected annually by the Board of Directors.

Name	Age	Position
Yu Ping “Agatha” Shen	49	President and Director
Chia-Hsiang “Peter” Chang	44	General Manager*
Steven L. White	53	Director**
Ming-Kong “Michael” Ho	50	Vice President-Sales and Marketing*
 _______________

*   Board nominee. Will assume position on the Board of Directors following the Company’s compliance with the provisions of Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended.

** Will resign his position following the Company’s compliance with the provisions of Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended.

Yu Ping “Agatha” Shen has been President of Shing Mei since March 2002. She has also been Chairman of S.J. Electronics (Gongming loutsun Shenzhen ) Co., Ltd., Guangxi Hezhou XU JUN Electronics Co., Ltd., Xujun Electronic (Ganzhou) Co., Ltd., S.J. Electronics Technology (Shenzhen) Co., Ltd., TechPower-Semi Enterprise Co., Ltd., S.J. International Pte., Ltd., each a subsidiary of that entity since that time. She was elected a director of Acheron in February 13, 2008. Ms. Sheng holds a degree from Shih Hsing University in Taiwan.

Chia-Hsiang “Peter” Chang has been General Manager of Shing Mei since March 2002. Mr. Chang earned a degree in mechanical engineering from National Taipei University of Technology, Taiwan in 1983. Mr. Chang overseas all manufacturing and manages all the day to day operations of the Company.

Steven White earned his Bachelor of Science Degree from Brigham Young University in 1980 with a major in Accounting and a minor in English.  He is a member of the American Institute of Certified Public Accountants and has been employed by one national and two local CPA firms.  Since 1983, Mr. White has been employed in private accounting and has been the controller of several small businesses. He has been the owner and President and director of Sparrow, Inc., a small consulting business from 2000 to present; the President and director of eNutrition, Inc., from 2000 to 2003, a publicly traded company which sold nutritional products; the President and director of Excel Publishing, Inc., a publicly traded small publishing company from the fall of 2002 to the spring of 2003; the President and director of New Horizon Education, Inc., a publicly traded educational software company from 1998 to 2003; and the controller and chief financial officer of Phoenix Ink, LLC, a financial newsletter publisher, from 1999 to 2001.  Mr. White is currently serving as the Director and Sole Officer of two public companies: Acheron, Inc., and Liberty Alliance, Inc.,

Ming-Kong “Michael” Ho has been Vice President Sales and Marketing since March 2006. From January 2002 through December 2004, he was CEO Lee Sheng Footware. From January 2005 through February 2006, he was a specialist at Phino Electronics Ltd. Mr. Ho holds degrees in electrical engineering from Taipei Industrial Technology and in computer science from UCLA.

Our directors and officers hold office until the earlier of their death, resignation, or removal or until their successors have been duly elected and qualified.

Employment Agreements

Shing Mei has entered into employment agreements with each of Yu Ping “Agatha” Shen, Peter Chang and Michael Ho to act as its President, General Manager and Vice President, respectively.

Other the compensation provisions, the agreements are identical in al material respects. Under the terms of the agreement, the Company will pay compensation to each as follows (based on $1 USD = 31.68 TWD):

Agatha Shen

Salary: $94, 697 USD (TWD 3,000,000) base salary per annum, payable monthly.

Peter Chang

Salary: $113,636 USD (TWD 3,600,000) base salary per annum, payable monthly.

Mike Ho

Salary: $29,545 USD (TWD 936,000) base salary per annum, payable monthly
Annual bonus (not guaranteed): one month salary
Performance bonus: 20% of the annual base

Each of the agreements has a term of one year. The Company may terminate Ms. Shen for cause without paying any compensation. As used in the agreement, the term “for cause” means:(i) commission of a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) willful engagement in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) a material breach of the agreement, which breach is not cured within 10 days after written notice of such breach is delivered by the Company; (iv) willful refusal to implement or follow a reasonable and lawful policy or directive of the Company, which breach is not cured within 10 days after written notice is delivered by the Company; or (v) malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally.

Each of the agreements contains standard non-disclosure and prohibits the employee from competing with the Company in its territory for a period of two years following the termination of employment for any reason

Under the terms of an addendum to Mr. Chang’s employment agreement, the Company, at the closing of the Share Exchange, deposited into escrow 1,000,000 shares of common stock that will be released to him as follows:

Event	Shares Released
Timely filing of Shing Mei’s 2007 audited financials	125,000
2007 pre tax income greater than $4,000,000 reported by Shing Mei	125,000
Timely filing of the Company’s 2008 annual report on Form 10-K	125,000
2008 pre tax income equal to or greater than $11,000,000 reported by the Company	625,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 1, 2008 with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
Agatha Sheng	15,000,000	68.3%

Peter Chang (2)	-0-	-

Michael Ho	-0-	-

Steven White	97,056	*

Primary Capital, LLC (3) 14 Wall Street New York, NY 10005	2,278,222	10.1%

Professional Offshore Opportunity Fund Ltd. 1400 Old Country Road, Suite 206 Westbury, New York 11590	2,176,437	9.9%

All officers and directors as a group (4 persons)	15,097,000	65.7%
______________________
  *   Less than one percent.

(1)	Beneficial ownership percentages gives effect to the completion of the Share Exchange, and are calculated based on shares of common stock issued and outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 1, 2008. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

(2)	Does not include 1,000,000 shares that are being held in escrow and that will be released to Mr. Chang once the Company accomplishes certain milestones.

(3)	Includes 450,000 shares issuable upon exercise of warrants.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material may be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACHERON, INC.

March 10, 2008	/s/ Agatha Shen
Agatha Shen,
President